[Deloitte & Touche LLP letterhead]

EXHIBIT 23

STIFEL FINANCIAL CORP.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of Stifel Financial Corp. and Subsidiaries on Form S-8 (file numbers 2-94326, 33-10030, 33-20568, 333-37805, 333-37807, 333-84717 and 333-52694) and on Form S-3 (file number 33-53699) of our report dated March 9, 2001, incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

March 30, 2001

St. Louis, Missouri